UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2025

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10080 N Wolfe Road, Suite SW3-200
Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

(408) 501-8881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Public Offering

On September 18, 2025, Reviva Pharmaceuticals Holdings, Inc. (the “Company”) entered into agreements, including a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell and issue, in a registered public offering (the “Offering”), (i) an aggregate of 27,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) Series E warrants (the “Series E Warrants”) exercisable for an aggregate of up to 27,000,000 shares of Common Stock (the “Series E Warrant Shares”) and (iii) Series F warrants (the “Series F Warrants” and together with the Series E Warrants, the “Warrants”) exercisable for an aggregate of up to 27,000,000 shares of Common Stock (the “Series F Warrant Shares” and together with the Series E Warrant Shares, the “Warrant Shares”), for aggregate gross proceeds of $9,045,000. Each share of Common Stock is being sold together with (i) a Series E Warrant to purchase one share of Common Stock and (ii) a Series F Warrant to purchase one share of Common Stock, at a combined public offering price of $0.335 per share of Common Stock and accompanying Warrants. The Series E Warrants are exercisable immediately, have a term of five years and have an exercise price of $0.335 per share. The Series F Warrants are exercisable immediately, have a term of one year and have an exercise price of $0.335 per share. The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein in not available for, the issuance of shares of Common Stock underlying the respective Warrants to the holder. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, holders of the Warrants will have the right to receive the Black Scholes Value of their Warrants calculated pursuant to a formula set forth in the Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock in such fundamental transaction.

The net proceeds to the Company from the Offering are expected to be approximately $8.1 million, after deducting placement agent fees and expenses and other estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offering, together with its existing cash and cash equivalents, to fund research and development activities and for working capital and other general corporate purposes.

The Offering is expected to close on or about September 22, 2025, subject to the satisfaction of customary closing conditions.

The Shares, Series E Warrants, Series F Warrants, Series E Warrant Shares and Series F Warrant Shares are being offered pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-276848) filed on February 2, 2024 and declared effective on February 13, 2024 by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the investors party thereto, other obligations of the parties and termination provisions. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 60-day period following the closing of the Offering subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until one year following the closing of the Offering; provided that 60 days following the closing of the Offering, the issuance of shares of Common Stock pursuant to the At Market Issuance Sales Agreement entered into by the Company and the Placement Agent (as defined below) and B. Riley Securities, Inc. on May 30, 2025 shall not be deemed a Variable Rate Transaction. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Placement Agency Agreement

In connection with the Offering, the Company entered into a placement agency agreement (the “Placement Agency Agreement”), dated September 18, 2025, with A.G.P./Alliance Global Partners (the “Placement Agent”) pursuant to which the Company agreed to pay the Placement Agent a total cash fee equal to 7.0% of the aggregate gross proceeds of the Offering (with the exception of a 3.5% cash fee for gross proceeds raised from certain investors as mutually agreed upon by the Placement Agent and the Company) and to reimburse the Placement Agent for (i) up to $15,000 for non-accountable expenses and (ii) up to $75,000 for the out-of-pocket accountable legal expenses incurred by the Placement Agent in connection with the Offering.

The foregoing descriptions of the Purchase Agreement, the Series E Warrants, the Series F Warrants and the Placement Agency Agreement are not complete and are qualified in their entireties by reference to the full texts of such documents. The forms of Purchase Agreement, Series E Warrants and Series F Warrants, and a copy of the Placement Agency Agreement, are filed herewith as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On September 18, 2025, the Company issued a press release regarding the launch of the Offering (the “Launch Press Release”). On September 18, 2025, the Company issued a press release announcing that it had priced the Offering (the “Pricing Press Release”). Copies of the Launch Press Release and the Pricing Press Release are furnished hereto as Exhibits 99.1 and Exhibit 99.2, respectively.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering and expected use thereof. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its Annual Report on Form 10-K filed with the SEC on April 3, 2025, the preliminary prospectus supplement filed with the SEC on September 18, 2025, and the final prospectus supplement filed with the SEC.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Lowenstein Sandler LLP regarding the validity of the securities to be issued in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Series E Warrant.
4.2	Form of Series F Warrant.
5.1	Opinion of Lowenstein Sandler LLP.
10.1	Form of Securities Purchase Agreement.
10.2	Placement Agency Agreement, dated September 18, 2025, between Reviva Pharmaceuticals Holdings, Inc. and A.G.P./Alliance Global Partners.
23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1).
99.1	Launch Press Release dated September 18, 2025.
99.2	Pricing Press Release dated September 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: September 19, 2025	By:	/s/ Narayan Prabhu
	Name:	Narayan Prabhu
	Title:	Chief Financial Officer